Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of August 26, 2022 (the “Effective Date” and “Closing Date”) by and between each of the entities listed in the column entitled “Seller” on Exhibit A-1 attached hereto as to each Property (as defined below) listed opposite its name on said Exhibit A-1  (each, a “Seller” and collectively, “Sellers”) and each of the entities listed in the column entitled “Purchaser” on  Exhibit A-2 attached hereto as to each Property listed opposite its name on said Exhibit A-2 (each, a “Purchaser” and collectively, “Purchasers”).

W I T N E S S E T H:

A.  Each of the Sellers listed on Exhibit A-1 attached hereto is the owner of a fee or leasehold interest in the applicable land listed opposite of its name on Exhibit A-1 attached hereto (collectively, the “Land”).   The Land is legally described on Exhibit B attached hereto.

B.  Each parcel comprising the Land, together with the Asset Related Property (as defined below) owned by the applicable Seller and relating to such parcel of Land, is referred to herein each as a “Property” and collectively with respect all of the Land as the “Properties”.

C.  Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Properties on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of and in reliance upon the above recitals, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Sellers and Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1  Certain Defined Terms.  The following terms shall have the following meanings:

(a)  “Additional Interests” shall mean for each Land parcel, all of the applicable Seller’s right, title and interest, if any, in and to all development and air rights, mineral, oil and gas and other hydrocarbon substances rights, all utility capacity, utilities, water and water rights, wells, well rights, appurtenances, strips or gores, roads, easements, covenants, dedications, streets, alleys, drainage facilities, rights-of-way, rights of ingress and egress and other rights appurtenant to the applicable Land.

(b)  “Affiliate” shall mean, with respect to any specified entity, an entity that Controls, is Controlled by, or is under common Control with such specified entity.

(c)  Intentionally Omitted.

(d)  “Asset Related Property” shall mean all of the applicable Seller’s right, title and interest in and to (i) the Improvements, (ii) the Leases, (iii) the Assumed Operating Agreements, (iv) the Personal Property, and (v) the Intangibles.

(e)  “Assumed Operating Agreements” shall mean for each Property, the applicable Operating Agreements set forth on Schedule 5.1(i) together with any Seller Capital Work Contracts applicable to such Property.

(f)  “Control” shall mean the power through the ownership of voting securities, by contract or otherwise to direct the management and policies of an entity.

(g)  “Escrow Agent” shall mean Chicago Title Insurance Company, having its office at 23929 Valencia Blvd., Suite #304, Valencia, CA  91355, Attention: Maggie G. Watson.

(h)  “Fee Land” shall mean a Land parcel owned by a Fee Seller, together with such Fee Seller’s Additional Interests appurtenant to such Land parcel.

(i)  “Fee Property” and, collectively, “Fee Properties” shall mean, individually or collectively as the context may require, each parcel of Fee Land together with the Asset Related Property related to such parcel of Fee Land and owned by the applicable Fee Seller.

(j)  “Fee Seller” and, collectively, “Fee Sellers” shall mean, individually or collectively as the context may require, each Seller identified as a Fee Seller on Exhibit A-1 hereto.

(k)  “Ground Lease(s)” shall mean, individually or collectively as the context may require, the ground lease listed opposite of the applicable Property on Exhibit C attached hereto.

(l)  “Ground Lease Land” shall mean a Land parcel in which a Ground Lease Seller owns a leasehold interest pursuant to a Ground Lease, together with such Ground Lease Seller’s Additional Interests that are appurtenant to such Land parcel.

(m)  “Ground Lease Property” and, collectively, “Ground Lease Properties” shall mean, individually or collectively, as applicable, the applicable Ground Lease Seller’s leasehold interest in the applicable Ground Lease Land, together with the Asset Related Property related to such parcel of Ground Lease Land and owned by the applicable Ground Lease Seller.

(n)  “Ground Lease Seller” and, collectively, “Ground Lease Sellers” shall mean, individually or collectively, as applicable, each Seller identified as a Ground Lease Seller on Exhibit A-1 hereto.

(o)  “Ground Lessor(s)” shall mean, individually or collectively as the context may require, the landlord and/or ground lessor under any Ground Lease.

(p)  “Hazardous Materials” means all toxic or hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation, Petroleum (as defined below), asbestos insulation and/or urea formaldehyde insulation, which are regulated, governed, restricted or prohibited by any federal, state or local law, statute, rule, regulation or ordinance currently in effect (hereinafter collectively referred to as the “Hazardous Materials Laws”) including, but not limited to, those materials or substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “pollutants” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and any applicable statutes, ordinances or regulations under the laws of the State in which each of the Properties are located, and any rules and regulations promulgated thereunder, all as presently or hereafter amended.  “Petroleum” for purposes of this Agreement shall include, without limitation, oil or petroleum of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene.

(q)  “Improvements” shall mean all of the applicable Seller’s interest in the buildings, structures, fixtures, systems and other improvements affixed to or located on the applicable Land, excluding fixtures and other improvements owned by any tenant or property manager and, in the case of the Ground Lease Properties, subject to the terms of the applicable Ground Lease.

(r)  “Intangibles” shall mean, to the extent assignable without the requirement of consent of any third party (subject, however, to the provisos in clauses (i) and (ii) at the end of this definition), each Seller’s interest in any Permits, plans and specifications, floor plans, engineering and architectural drawings, construction documents, warranties, guaranties, operation manuals, web sites that are exclusive to the Properties containing tenant portals for the operation thereof, telephone numbers, street addresses and trade names (excluding, for the avoidance of doubt, “Griffin”, “Griffin Realty Trust” or any derivatives thereof), in each case, associated with the applicable Real Property and to the extent of the applicable Seller’s interest therein; provided, that Seller shall (i) use commercially reasonable efforts to obtain any required consent to the assignment of any Intangible to the extent such Intangible is necessary for the current operation of any Real Property and/or ongoing or anticipated work being performed at any Real Property (collectively, “Other Intangibles Required Consents”) and, to the extent any such Other Intangibles Required Consents are not obtained in advance of Closing, shall reasonably cooperate with obtaining any such Other Intangibles Required Consents following Closing and (ii) shall reasonably cooperate with obtaining any required consents to the assignment of warranties (collectively, “Warranties Required Consents”) to the extent not obtained prior to Closing, in each case,  in accordance with Section 4.4(m).

(s)  “Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any governmental authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any governmental authority of competent jurisdiction affecting or relating to the Person or property in question.

(t)  “Leases” shall mean all of the leases, licenses and other occupancy agreements to which Seller is a party affecting all or any portion of the Real Properties, together with any and all amendments thereto, written modifications thereof and guaranties thereof (other than the Ground Leases), to the extent such leases, licenses and other occupancy agreements are in effect on the Closing Date, except for any Leases between Seller and its Affiliates, which shall be terminated as of Closing.

(u)  “Leasing Agreements” shall mean, collectively, all leasing, listing or tenant brokerage or commission agreements to which Seller is a party with respect to the Property.

(v)  “Operating Agreements” shall mean the service agreements, maintenance contracts, equipment leases, construction contracts, and general contracts to which a Seller is a party with respect to the Property owned by such Seller, together with any and all amendments thereto and written modifications thereof, but not including, for the avoidance of doubt, any existing property management agreements with Seller’s Affiliates to which Sellers are a party with respect to the Properties, which have been terminated by Seller on or prior to the Closing.

(w)  Intentionally Omitted.

(x)  Intentionally Omitted.

(y)  “Permits” shall mean, with respect to a Property, the applicable Seller’s interest in any permits, licenses, certificates of occupancy, variances, waivers, entitlements, consents, approvals and authorizations issued by a governmental authority in connection with the applicable Real Property, in each case to the extent such permits, licenses, certificates of occupancy, variances, waivers, entitlements, consents, approvals and authorizations are in effect as of the Closing Date.

(z)  “Personal Property” shall mean all of the machinery, systems, computer equipment, computer systems and related software licenses, equipment, furniture, artwork, sculpture, cameras, security systems and other tangible personal property located upon the applicable Land or within the applicable Improvements as of the Closing Date, to the extent owned by the applicable Seller, and used exclusively in connection with the operation of the applicable Land and the applicable Improvements, and, in the case of the Ground Lease Properties, subject to the terms of the applicable Ground Lease, but in all cases, excluding (i) all items of personal property owned by any tenant or property manager or other third party other than Sellers, and (ii) any computer software licensed from third parties (except to the extent licensed to Seller for operation of building systems).

(aa)  “Post-Closing Leasing Commissions” means leasing commissions that become due under the Leasing Agreements from and after the Effective Date,  including, without limitation, the obligations under the Leasing Agreements to pay tail commissions with respect to new Leases executed after the termination of such Leasing Agreements with any of the prospective tenants (or existing tenant with respect to any expansion, extension or modification of a Lease) listed on Schedule 1.1(aa).

(bb)  “Real Property(ies)” shall mean, individually or collectively, as the context may require, the applicable Fee Land together with the applicable Improvements and/or, as applicable, the applicable Ground Lease Land together with the applicable Improvements.

(cc)  “Tax Incentive Agreement” shall mean, with respect to each applicable Property, the tax incentive agreements, including all amendments thereto and written modifications thereof, as set forth on Schedule 5.1(o) hereto.

(dd)  “Tenant Inducement Costs” shall mean any out‑of‑pocket payments required under a Lease to be paid or incurred by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including, without limitation, tenant improvement costs (including, without limitation, costs and expenses to modify the base building improvements as required by the applicable Lease to accommodate the tenant).

(ee)  “Transaction Data Site” shall mean, collectively, (i) the data site hosted on the Datasite platform and made available to Purchaser in connection with the transactions described herein, and (ii) the data site hosted by the Title Company onto which certain Diligence Materials (including, without limitation, updates and supplements thereto) is made available to Purchaser.

1.2  Agreement of Purchase and Sale.  Subject to the terms and conditions of this Agreement, Sellers agree to sell the Properties to Purchasers, and Purchasers agrees to purchase the Properties from Sellers, for a purchase price equal to One Billion One Hundred Thirty-Two Million Three Hundred Seventy-Two Thousand and No/100 Dollars ($1,132,372,000.00), subject to such prorations and adjustments as provided in this Agreement (the “Purchase Price”).  The Purchase Price shall be allocated among each Property as set forth in the column titled “Purchase Price Allocation” on Exhibit D attached hereto (the “Allocated Purchase Price”), and shall be paid at Closing as more particularly described on Exhibit D hereto.  No portion of the Purchase Price is attributable to Personal Property.

1.3  Payment of Purchase Price.  The Purchase Price shall be payable in full at Closing (as defined below) by wire transfer of immediately available funds to a bank account designated by Sellers in writing to the Escrow Agent prior to the Closing.

1.4  Payment of Capital Reserve Payment. Seller shall pay to Purchaser at Closing the amount equal to Fifty-Nine Million Six Hundred Nine Thousand Six Hundred Thirty-Four and 77/100 Dollars ($59,609,634.77) (the “Capital Reserve Payment”) by wire transfer of immediately available funds to a bank account designated by Purchaser in writing to Seller prior to Closing in full satisfaction of all Seller obligations pertaining to the foregoing matters.

ARTICLE II

TITLE AND SURVEY

2.1  Title Commitment. Seller has delivered or made available to Purchaser title insurance commitments issued by Chicago Title Insurance Company (the “Title Company”) relating to the Real Property (each, the applicable “Title Commitment” and collectively, the “Title Commitments”) together with copies of each of the exceptions set forth therein.  In addition, each Seller has delivered or made available to Purchaser a current survey for each Property (each, an applicable “Survey” and collectively, the “Surveys”).  Concurrently with Closing, the Title Company is issuing to Purchaser owner’s policies of title insurance based on such Title Commitments in form acceptable to Purchaser.

ARTICLE III

DILIGENCE MATERIALS

3.1  Diligence Material.  Sellers or their Affiliates have previously ordered and provided to Purchaser the following (collectively, the “Diligence Materials”): (a) the Surveys (b) zoning reports, (c) property condition assessments and (d) Phase I environmental reports for all of the Properties.  The cost of the Diligence Materials is set forth on Schedule 3.1 hereto (collectively, the “Diligence Material Costs”).  At Closing, Purchaser shall pay and/or reimburse Seller, as applicable, for one-half (1/2) the total Diligence Material Costs.

ARTICLE IV

CLOSING

4.1  Time and Place.  The consummation of the transaction contemplated hereby (the “Closing”) is being held concurrently with the execution of this Agreement through an escrow administered by Escrow Agent. At the Closing, Sellers and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.  The Purchase Price and all documents shall be deposited with the Escrow Agent, as escrowee.  The Closing shall occur simultaneously with the closing of the MWO Promote Contribution Agreement by certain owners of indirect interests in Purchaser.  As used herein, "MWO Promote Contribution Agreement" means that certain Contribution Agreement, dated as of the date hereof, by and among MWO Promote LLC,  Galaxy Properties REIT LLC, Galaxy IL WI REIT LLC, Galaxy OH REIT LLC, Galaxy KC REIT LLC, Galaxy OR REIT LLC, Galaxy WA REIT LLC, Galaxy MO REIT LLC, and Galaxy Capcom NC REIT LLC.

4.2  Sellers’ Obligations at Closing.  Concurrently with the execution of this Agreement, each Seller, as applicable, is executing, acknowledging (if necessary), and delivering in escrow to Escrow Agent the following for each Property:

(a)  if applicable, a deed in the forms attached hereto as Exhibits E-1 to Exhibit E-14, as applicable (the applicable “Deed”), from each Fee Seller to the applicable Purchaser as to the Real Property owned by such Fee Seller;

(b)  if applicable, an assignment and assumption of ground lease in the form attached hereto as Exhibit F-1 with respect to the Ground Lease Property identified as r045 on Exhibit A-1 attached hereto located in the State of Arizona assigning to the applicable Purchaser the applicable Ground Lease Seller’s interest in the Ground Lease (an “Assignment of Ground Lease”);

(c)  if applicable, with respect to the Ground Lease Property identified as R070A and 70B on Exhibit A-1 attached hereto, the documentation required by the Dunwoody Development Authority for the transfer and assignment of that certain Dunwoody Development Authority Taxable Revenue Bond (RB 64 PCE, LLC Project), Series 2012 and that certain Dunwoody Development Authority Taxable Revenue Bond (RB 66 PCE, LLC Project), Series 2012, together with the applicable ground leases and all bond documents related thereto (including, without limitation, a “lost bond affidavit”), substantially in the form attached hereto as Exhibit F-2 (collectively, “Bond Assignment Documents”);

(d)  a bill of sale and assignment in the form attached hereto as Exhibit G (the applicable “Bill of Sale and Assignment”) assigning to Purchaser the applicable Personal Property, Leases, Assumed Operating Agreements, Intangibles and the Leasing Agreements (with respect to the payment of all Post-Closing Leasing Commissions thereunder);

(e)  a notice in the form of Exhibit H attached hereto (the “Tenant Notice”), which Purchaser shall send to tenants pursuant to the applicable Lease promptly after the Closing;

(f)  a notice in the form of Exhibit N attached hereto (the “Vendor Notice”), which Purchaser shall send to service providers or other vendors under the Operating Agreements being assumed by a Purchaser promptly after the Closing;

(g)  duly completed and signed real estate transfer tax declarations and other state law disclosures required under the federal, state or local law;

(h)  such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of each applicable Seller;

(i)  a certificate in the form attached hereto as Exhibit I duly executed by the applicable Seller or such Seller’s non-disregarded parent entity, as applicable, stating that such Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

(j)  an ALTA Statement in the form of Exhibit J attached hereto;

(k)  Intentionally Omitted.

(l)  the original letters of credit (the “Letters of Credit”), if any, held by Seller as Security Deposits under the Leases and any applicable LOC Transfer Documents (hereafter defined), subject to Section 4.4(f);

(m)  to the extent not previously provided to Purchaser or included as a joinder or addendum to another Closing document in accordance with the terms hereof, originals, or if not in the possession or control of Seller, copies, of the following items received by Seller in connection with the transaction contemplated hereunder: (i) any written waiver signed by a tenant under a Lease of a right of first offer or right of first refusal, (ii) tenant estoppel certificates delivered to Seller by tenants under the Leases, (iii) ground lessor estoppel certificates delivered to Seller by Ground Lessors, (iv) estoppels certificates delivered to Seller by condominium boards or associations for Properties subject to a condominium regime or declaration; (v) estoppels certificates delivered to Seller by counterparties to reciprocal easement agreements (or similar) affecting the Properties, (vi) the approval of the State of Arizona to the assignment of the Ground Lease for the Ground Leased Property identified as r045 to the applicable Purchaser; and (vii) the approval of Dunwoody Development Authority to the transfer and assignment of the Ground Lease and other Bond Assignment Documents to the applicable Purchaser.

(n)  an executed copy of the closing statement prepared by the Title Company which shall be based on the prorations calculated pursuant to the terms of this Agreement and agreed to by Purchaser and Sellers (the “Closing Statement”).

(o)  a current rent roll and accounts receivable report substantially in the forms previously provided by Seller to Purchaser in connection with Purchaser’s due diligence of the Properties (“Rent Roll”);

(p)  evidence of termination of each Lease between any Seller and an Affiliate of Seller for the management office or other space in any Property as indicated on Schedule 5.1(j) attached hereto;

(q)  resignations effective as of the Effective Date of any Seller’s appointed representative (other than those representatives who are employees of any property manager that is not an Affiliate of Seller) to any condominium or association board relating to any Property;

(r)  assignments in form reasonably acceptable to Seller and Purchaser of any declarant or similar rights, if any, of Sellers under any owner’s association document or condominium declaration or related bylaws in effect with respect to any Real Property to the extent required to transfer such declarant or similar rights to the applicable Purchasers in accordance with the terms thereof;

(s)  Seller shall cause its applicable Affiliates to execute and deliver (i) an assignment and assumption of property sub-management agreement in favor of Purchaser or its Affiliate(s) substantially in the form of Exhibit O-1 attached hereto assigning such Seller Affiliates’ interests in the third party property sub-management agreements set forth on Schedule 4.2(s) with all sub-managers other than Transwestern, NAI Hiffman and Lincoln, as applicable, and (ii) an assignment, assumption and amendment of property-sub-management agreement in favor of Purchaser or its Affiliate(s) substantially in the form of Exhibit O-2 attached hereto assigning such Seller Affiliates’ interests in the third party property sub-managements set forth on Schedule 4.2(s) with Transwestern, NAI Hiffman and Lincoln (each a “Sub-Management Assignment”), as applicable.

(t)  Intentionally Omitted.

(u)  with respect to the Property identified as R001 on Exhibit A-1 attached hereto, an assignment and assumption of option to purchase real estate and agreement to grant easement;

(v)  with respect to the Property identified as R068 on Exhibit A-1 attached hereto, (i) a notice to Purchaser of inclusion of such Property in the Spring Branch Management District and (ii) a deed restrictions notice to Purchaser;

(w)  with respect to the Property identified as R2048 on Exhibit A-1 attached hereto, a declaration of transfer of inspection/maintenance responsibilities of Stormwater SCM Facilities Agreement; and

(x)  an Assignment, Assumption and Amendment of Sub-Management Agreement substantially in the form of Exhibit O-2 attached hereto executed by Transwestern, NAI Hiffman and Lincoln.

At the Closing on the Effective Date, Seller shall deliver to Purchaser possession of the Property. To the extent in a Seller’s possession or control and not previously delivered or made available to Purchaser prior to the date hereof, Seller shall provide to Purchaser at Closing or as soon as reasonably practicable thereafter (x) originals (which shall be deemed delivered if left at the property manager’s office located at a Property following Closing) or, to the extent originals are not available electronic copies, of the following Property related documents for each Property (but in all cases excluding any confidential documents) (collectively, the “Property Records”):  (i)  Leases, Lease files, Operating Agreements, books and records of account, contracts, receipts for deposits and unpaid bills which pertain to that Property; and (ii)  all Permits, plans and specifications, floor plans, engineering and architectural drawings, construction documents, warranties, guaranties and operation manuals pertaining to the applicable Property, and (y) all keys, access cards, and combinations to locks and other security devices located at the applicable Property, which may be left at the management office of the applicable Property.

4.3  Purchaser’s Obligations at Closing.  Concurrently with the execution of this Agreement, Purchaser is executing, acknowledging (if necessary) and delivering in escrow to Escrow Agent the following:

(a)  the Purchase Price, adjusted by prorations as herein provided (including, without limitation, pursuant to Section 4.4 hereof), in immediately available funds;

(b)  as applicable, counterpart signature pages to each Assignment of Ground Lease, Bond Assignment Documents, Bill of Sale and Assignment, Sub-Management Assignments, the real estate transfer tax declarations and other disclosures required to be executed by Purchaser under federal, state or local law and the Closing Statement, and other applicable assignment agreements described in Section 4.2 above;

(c)  such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of each applicable Purchaser;

(d)  such affidavits as may be customarily and reasonably required by the Title Company in form reasonably satisfactory to Purchaser; and

(e)  a formW-9.

4.4  Credits and Prorations.

(a)  General.  All income and expenses of the Properties shall be apportioned as between Seller and Purchaser in accordance with the terms and conditions of this Section 4.4 as of 12:01 a.m. on the Closing Date, as if Purchaser was vested with title to the Properties during the entire day upon which Closing occurs.

(b)  Ground Rent.  With respect to the Ground Lease Properties, all rents and other sums, if any, currently due by the Ground Lease Sellers to the applicable Ground Lessor under the respective Ground Leases shall be prorated as of the Closing Date and for the Ground Lease Property identified as r045 on Exhibit A-1 attached hereto, any ground rent paid in advance as of the Closing Date for the current calendar year. The Ground Lease Sellers shall receive a credit for all such rents and other sums paid prior to Closing and applicable to the period from and after the Closing Date. Purchaser shall receive a credit for all such rent and other sums due and payable following the Closing Date but relating to the period prior to Closing.

(c)  Rent under Leases.  All rents and other sums due and payable to the lessor under the Leases (collectively, the “Rents”), if any, shall be prorated as and when collected.  Unpaid and past due Rent shall not be prorated at Closing.  Purchaser shall receive a credit at Closing in the amount of $2,112,728 representing free rent amounts outstanding under the Leases as of Closing as more particularly set forth on Schedule 4.4(c) hereto.  Unpaid and past due Rent collected by a Seller or Purchaser after the Closing Date shall be delivered as follows:  (a) if Seller collects any unpaid or past due Rent for the applicable Property, then such Seller shall, within fifteen (15) days after such Seller’s receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the period from and after Closing Date, and (b) if Purchaser collects any unpaid or past due Rent for the applicable Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to the applicable Seller any such Rent which such Seller is entitled to hereunder relating to the period prior to the Closing Date.  Seller and Purchaser each agree that all Rent received after the Closing Date shall be applied first to out of pocket costs of collection, next to Rent payable during the month in which the Closing occurs, then to current Rent attributable to the period following the month in which Closing occurs, then and finally to past due Rent as of the Closing Date.  Purchaser will make good faith, commercially reasonable efforts for the two (2) years immediately after Closing to collect all Rents due and payable with respect to the period prior to the Closing Date in the usual course of the operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect past due Rents.  Except in connection with the reconciliation of Reimbursable Tenant Expenses as provided in Section 4.4(i) after the Closing, Seller shall not have the right, in its own name or in any other Person’s name, to demand payment of and/or to seek collection of any rents or income owed to Seller by any tenant with respect to any Real Property.

(d)  Utilities.  All utility charges for which a Seller is liable, if any, shall be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than thirty (30) days prior to Closing) or, if unmetered, on the basis of the most recent bill for each such utility. To the extent that Seller has delivered a bond or other cash or non-cash security to any utility company serving the Properties, Seller shall be entitled to retain and receive any such bond or cash or non-cash security, and Purchaser shall deliver within thirty (30) days following the Closing to the applicable utility company any deposit or security required by such utility company in connection with the applicable Property.

(e)  Assumed Operating Agreements and Other Operating Expenses.  All income and expense (including prepaid charges and expenses) paid or payable under the Assumed Operating Agreements shall be prorated between Seller and Purchaser as of the Closing Date. In addition, all other operating expenses, including without limitation, assessments payable under any condominium or other declarations, or other items pertaining to the Properties which are customarily prorated between a purchaser and a seller in the counties in which the Properties are located, shall be prorated between Seller and Purchaser as of the Closing Date.

(f)   Tenant Security Deposits.  At Closing, Seller shall, at Seller’s option, either deliver to Purchaser any refundable security deposits (collectively, the “Security Deposits”) actually held by such Seller pursuant to the applicable Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against past due Rents or other amounts payable by the applicable tenant(s) as provided in the Leases and in accordance with the terms hereof).  Each Seller shall deliver to Purchaser at Closing the original Letters of Credit and shall use its commercially reasonable efforts to include therewith such original transfer forms as may be required by the financial institution issuing any such Letter of Credit to transfer same to Purchaser (the “LOC Transfer Documents”) and such Seller shall be responsible for payment of any customary transfer fees that may be required by the banking or other institution issuing such Letter of Credit.  If such transfer cannot be accomplished prior to or concurrently with Closing, notwithstanding Seller’s commercially reasonable efforts, Seller shall continue to reasonably cooperate with Purchaser following Closing to effectuate such transfer or re-issuance of any applicable Letter of Credit in the applicable Purchaser’s name.  In addition and upon five (5) business days after a Seller’s receipt of written request from Purchaser, Seller shall (i) present any applicable Letters of Credit for payment prior to the date on which the transfer of such Letter of Credit has been completed in connection with a default by the applicable tenant under its Lease, and (ii) deliver such drawn amounts received by such Seller, in full, to Purchaser; provided that Purchaser indemnifies such Seller, in a form reasonably satisfactory to such Seller, with respect to any actual loss or damage such Seller incurs, and agrees to defend any claims against such Seller, in connection with such draw down.  This Section 4.4(f) shall survive Closing.

(g)  Taxes.  All real estate taxes accrued with respect to each Property, including all certified, confirmed or ratified liens for governmental improvements or special assessments imposed by any taxing authority which affect such Property as of the Closing Date (collectively, “Real Estate Tax”) shall be prorated between Purchaser and the applicable Seller based on the parties’ respective periods of ownership during the calendar year of Closing, or, with respect to any Property for which Real Estate Taxes are assessed on a fiscal year that is different than the calendar year (“Fiscal Year”), based on the parties’ respective periods of ownership during the applicable Fiscal Year of Closing, in each case, assuming payment of such Real Estate Tax would occur on the earliest possible due date prior to delinquency pursuant to applicable Law.  As of the Closing Date, if the Real Estate Tax bill is not available for the Real Estate Taxes payable in the calendar year or Fiscal Year, as applicable, of Closing, the proration of Real Estate Tax shall be based upon the most recently issued Real Estate Tax bill.  After the Real Estate Tax bill payable with respect to the calendar year or Fiscal Year, as applicable, of Closing is issued for each applicable Property, the Real Estate Tax for such Property shall be reprorated between Seller and Purchaser within thirty (30) days after receipt of such Real Estate Tax bill. Purchaser shall pay all Real Estate Tax due and payable after Closing.  Seller and Purchaser shall each be responsible for any interest and penalties due with respect to any Real Estate Tax payment that first becomes delinquent during their respective periods of ownership.  In no event shall Sellers be charged with or be responsible for any increase in the Real Estate Tax on any Property resulting from any improvements made or Leases entered into after the Closing Date.  This Section 4.4(g) shall survive until the completion of the proration of any Real Estate Taxes in accordance with the terms hereof following Closing.  Notwithstanding the foregoing, Seller and Purchaser shall not prorate Real Estate Taxes at Closing with respect to (x) any Property located in the states of Illinois or Ohio, or (y) any Property that is one hundred percent (100%) leased to a single tenant where such tenant pursuant to its Lease either (i) pays all Real Estate Taxes for such Property directly to the applicable tax authority, or (ii) pays all Real Estate Taxes for such Property to Landlord upon receipt of the applicable Real Estate Tax bill therefore (in which event, such amounts shall be handled in accordance with Section 4.4(i) below).

(h)  Leasing Costs.  Purchaser shall be responsible for all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date, provided that Purchaser shall receive a credit for those outstanding Tenant Inducement Costs and leasing commissions with respect to the Leases that are expressly set forth on Schedule 4.4(h) attached hereto.  This Section 4.4(h) shall survive Closing.

(i)   Reimbursable Tenant Expenses.

(i)  Following Closing, Seller shall be responsible for completing any outstanding reconciliation of Reimbursable Tenant Expenses for calendar year 2021 with the tenants under the Leases.  Seller shall deliver any updated reconciliation statements prepared following Closing to the Purchaser and each applicable Seller agrees to furnish to Purchaser such information and documentation reasonably requested by Purchaser in connection with Purchaser’s review of the same.  Purchaser acknowledges that assistance with preparation of the reconciliation statements (and any updates thereto) for Reimbursable Tenant Expenses for calendar year 2021 is within scope of services provided by the property sub-managers pursuant to the sub-management agreements being assigned to Purchaser at Closing in accordance with the terms hereof, and that Purchaser shall permit Seller to direct such sub-managers to assist Seller with the completion of the calendar year 2021 reconciliations in a manner consistent with the assistance provided by such sub-managers to Seller and its Affiliates in prior years.  Seller will be responsible for paying any fees owed to any property sub-manager in excess of the base management fees payable pursuant to the applicable sub-management agreements in connection with such services provided thereby.  Purchaser shall reasonably cooperate with Seller in completing any such 2021 reconciliations at no cost to Purchaser.  Seller shall be entitled to collect and retain amounts payable by tenants under such calendar year 2021 reconciliation statements directly from such tenants, and Purchaser shall reasonably cooperate with Seller in connection with the same (provided the foregoing shall not require Purchaser to initiate any legal proceedings against any such tenant).  Seller shall promptly provide to Purchaser following receipt any written notice, correspondence or other materials provided by any tenant related to any such outstanding reconciliation.  Purchaser shall not waive, forgive or discount any Reimbursable Tenant Expense for the calendar year 2021 payable by any tenant as set forth in the bills or reconciliation statements provided by Seller, and shall not enter into any settlement with any such tenant with respect to such Reimbursable Tenant Expenses, in each case, without the prior written consent of Seller.  Seller shall remain responsible for paying to the tenants any amounts that they may be owed pursuant to the Leases with respect to the final reconciliation of Reimbursable Tenant Expenses for calendar year 2021 that is completed following Closing in accordance with the terms hereof. If following Closing Purchaser collects any amounts payable to Seller and attributable to the reconciliation of Reimbursable Tenant Expenses for calendar years 2021 or any prior year, Purchaser shall promptly remit such amounts to Seller following receipt.

(ii)  Purchaser shall prepare tenant reconciliation statements for Reimbursable Tenant Expenses for calendar year 2022 and each applicable Seller agrees to furnish to Purchaser all information and documentation reasonably requested by Purchaser in connection with Purchaser’s preparation of the same related to Seller’s period of ownership for calendar year 2022.  After Purchaser has completed its preparation of the tenant reconciliation statements for Reimbursable Tenant Expenses for calendar year 2022, Purchaser shall deliver such reconciliation statements to the applicable Seller for such Seller’s reasonable approval and following receipt of such Seller’s reasonable approval, Purchaser shall transmit to tenants and bill the tenants for any amounts due under such reconciliation statements (with copies delivered to the applicable Seller) on or prior to the date such reconciliations are due under the applicable Lease(s).  Notwithstanding the foregoing, the reconciliation of Reimbursable Tenant Expenses on account of 2022 Real Estate Taxes under Accrual Basis Leases (hereafter defined) for Properties located in the states of Illinois and Ohio shall be handled as provided in Section 4.4(i)(iii) below.  Except for the reconciliation of 2022 Real Estate Taxes under Accrual Basis Leases for Properties located in the states of Illinois and Ohio as set forth in the preceding sentence, all Reimbursable Tenant Expenses for calendar year 2022 shall be apportioned between the applicable Seller and Purchaser based on the amounts so collected by them and the amounts so paid or incurred by them during their respective periods of ownership for calendar year 2022 (taking into account amounts prorated hereunder).  If any such reconciliation statements show that the amounts collected by a Seller prior to the Closing Date exceed that Seller’s allocable share of such Reimbursable Tenant Expenses, then that Seller shall promptly pay such amounts to Purchaser for prompt payment to the tenants.  If such reconciliation statements show an applicable Seller is owed any such Reimbursable Tenant Expenses from a tenant under a Lease, then Purchaser shall use good faith, commercially reasonable efforts to collect such amounts from the applicable tenant (provided the foregoing shall not require Purchaser to initiate any legal proceedings against any such tenant), and shall promptly pay such amounts to Seller promptly after receipt thereof by Purchaser from the applicable tenant.  Purchaser may, in its reasonable discretion, waive, forgive or discount any Reimbursable Tenant Expenses payable by any tenant with respect to calendar year 2022 as set forth in the reconciliation statements described in this Section 4.4(i)(ii); provided that any such waiver, forgiveness or discount is applied proportionately among Seller and Purchaser for their respective periods of ownership in a non-discriminatory manner.

(iii)  Under certain Leases of Properties located in the states of Illinois and Ohio, the Seller is billing the tenant for the Real Estate Tax component of Reimbursable Tenant Expenses based upon Real Estate Taxes levied and assessed with respect to the calendar year during which such Reimbursable Tenant Expense payments are being made to the landlord, which Real Estate Taxes are then due and payable by the landlord to the applicable taxing authority in the following calendar year (“Accrual Basis Leases”).  Seller and Purchaser agree as follows with respect to such Accrual Basis Leases:  (x) except as set forth in (y) below, Seller shall be entitled to retain all Reimbursable Tenant Expenses paid to Seller prior to Closing on account of Real Estate Taxes under Accrual Basis Leases, and (y) for Real Estate Taxes levied and assessed with respect to calendar year 2022 and payable by landlord in 2023 (“2022 Real Estate Taxes”), the Real Estate Tax component of Reimbursable Tenant Expenses under Accrual Basis Leases shall be reconciled between Purchaser and Seller within thirty (30) days following the receipt by Purchaser of the final tax bill for 2022 Real Estate Taxes for each applicable Property as follows: (1) if the amounts collected for Real Estate Taxes by Seller during calendar year 2022 under Accrual  Basis Leases exceeds the amounts ultimately determined to be payable by the tenants under such Accrual Basis Leases on account of 2022 Real Estate Taxes with respect to Seller’s period of ownership, then Seller shall pay such excess to Purchaser (for prompt payment to the applicable tenants) and (2) if the amounts collected for Real Estate Taxes by Seller during calendar year 2022 under Accrual  Basis Leases is less than the amounts ultimately determined to be payable by the tenants under such Accrual Basis Leases on account of 2022 Real Estate Taxes with respect to Seller’s period of ownership, then Purchaser shall promptly bill such tenants for such underpayments and use good faith, commercially reasonable efforts to collect the same, and upon receipt of such payments by such tenants, Purchaser shall pay such amounts to Seller.

(iv)  As used herein, “Reimbursable Tenant Expenses” means, collectively, amounts to be paid or reimbursed to a Seller, as landlord, by tenants under the Leases for expenses incurred by such Seller in connection with the ownership, operation, maintenance and management of the applicable Property, including, without limitation, ad valorem taxes, insurance, utilities, maintenance and other operating costs and expenses.

(v) This Section 4.4(i) shall survive Closing through June 30, 2023.

(j)      Tax Contests.  Schedule 4.4(j) attached hereto sets forth the appeals of the Real Estate Taxes and/or assessments for certain Properties that remain pending as of the Closing Date (i) filed by Seller and (ii) to Seller’s knowledge, filed by a tenant of an individual Property or the municipality having jurisdiction over such Property.  Seller shall have the right to prosecute any appeals for the tax years prior to the tax year in which the Closing occurs, and may take related actions which Seller, in its reasonable discretion, deems appropriate in connection with appeals of tax years prior to the tax year in which the Closing occurs; provided that Seller may not take any action (including, without limitation, entering into any settlement or agreement) with respect to any such appeal without Purchaser’s approval that could directly result in an increase in the Real Estate Tax assessment for 2022 (and, for the avoidance of doubt, an increase to the Real Estate Tax assessment for 2022 resulting from an increase to the Real Estate Tax assessment for tax years prior to 2022 as a result of Seller’s ongoing appeal shall not be a deemed to be a “direct” increase in the Real Estate Tax assessment) to an amount that exceeds the amount that would have been payable absent such appeal by Seller.  Seller shall keep Purchaser reasonably informed regarding the status of any such appeal.  Purchaser shall reasonably cooperate with each Seller, at Seller’s cost, in connection with such appeal and collection of a refund of Real Estate Taxes paid.  Each Seller owns and holds all right, title and interest in and to such applicable appeal and refund pertaining to all tax years prior to the tax year in which the Closing occurs (subject to any amounts required to be refunded to tenants of the Property pursuant to their respective Leases), and all amounts payable in connection therewith shall be paid directly to the applicable Seller by the applicable authorities.  If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to the applicable Seller.  Any refund received by Seller or Purchaser attributable to the Real Estate Taxes due and payable in the tax year in which the Closing occurs shall be distributed as follows:  first, to reimburse Seller and Purchaser, respectively, for all costs incurred in connection with the appeal (or in the event of a reduction of the Real Estate Tax assessment for any such period prior to the due date of any such Real Estate Tax, the expenses therefor shall be reconciled between Seller and Purchaser based on their respective periods of ownership); second, with respect to refunds payable to tenants of the applicable Real Property pursuant to the applicable Leases, to such tenants in accordance with the terms of such Leases; and finally, to Seller and Purchaser pro rata for each party’s period of ownership.  This Section 4.4(j) shall survive Closing.

(k)  Service Payments.  Service Payments (as hereinafter defined) shall not be apportioned or adjusted to the extent incurred by tenants prior to the Closing Date.  Service Payments which are attributable to periods prior to Closing shall belong in their entirety to the applicable Seller and shall be retained by such Seller and/or paid over to such Seller by Purchaser, as applicable, on an as, if and when collected basis, and Service Payments paid by tenants for services which are attributable to periods from and after the Closing shall belong in their entirety to Purchaser.  To the extent a payment is made by a tenant which is specifically designated as being on account of one or more Service Payments due to a Seller, by reference to a charge, invoice number or otherwise, then the same shall be treated as a Service Payment and shall be paid over to such Seller promptly upon receipt by Purchaser. As used herein “Service Payments”, means those Rents payable by tenants for overtime, heat, air conditioning or other utilities or services, freight elevator, submetered electric, condenser or chilled water, supplemental water, services, repairs and labor costs associated therewith, in each case, provided by a Seller, as landlord, to such tenants prior to the Closing and to which a tenant is obligated to reimburse the landlord under its Lease (other than as payment of operating expenses) or for which a tenant has separately contracted with a Seller or its agents.  Schedule 4.4(k) attached hereto lists the Service Payments that are accrued and unpaid by tenants through the date set forth thereon.

(l)   Capital Expenditures.  Seller is a party to certain capital work contracts listed on Schedule 4.4(l) attached hereto (“Seller Capital Work Contracts”) with respect to certain capital work commenced at the Property and not completed as of the Closing (“Seller Capital Work”).  At Closing, Seller shall assign to Purchaser, and Purchaser shall assume as Assumed Operating Contracts, each such Seller Capital Work Contract, and Purchaser shall be obligated to pay all unpaid amounts thereunder as and when the same become due following Closing.

(m)  Warranties; Other Intangibles.  Seller shall be responsible for the fees and charges payable to any issuer in connection with the transfer by Seller to Purchaser of the warranties with respect to the Property set forth on Schedule 4.4(m) in accordance with the terms thereof.  Following Closing, Seller shall reasonably cooperate with Purchaser to effectuate the assignment to Purchaser of such warranties and, at no additional cost to Seller, any other Intangibles in accordance with the terms thereof, including, without limitation, to obtain the Warranties Required Consents and the Other Intangibles Required Consents, as applicable.  The provisions of this Section 4.4(m) shall survive the Closing for a period of two (2) years.

(n)  Reproration.  Any revenue or expense amount which cannot be ascertained with certainty as of Closing shall initially be prorated on the basis of the parties’ reasonable estimates of such amount or as otherwise provided herein.  Except with respect to Real Estate Taxes and Reimbursable Tenant Expenses (which shall be reprorated as set forth in respectively, Sections 4.4(g) and 4.4(i) above), all revenue or expense amounts to be prorated at Closing pursuant to this Section 4.4 which cannot be ascertained with certainty as of Closing shall be reprorated following Closing in accordance with the Reproration Statement as set forth below.  Purchaser agrees that once all revenue and expense amounts other than Reimbursable Tenant Expenses and Real Estate Taxes have been ascertained, but in no event later than one hundred eighty (180) days following the Closing Date, Purchaser shall promptly prepare and deliver to Seller a proration statement. Upon Seller’s acceptance and approval of the proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final (the “Reproration Statement”).  All reprorations set forth in the Reproration Statement shall be made within five (5) business days after both parties have agreed to the Reproration Statement.  In all events the Reproration Statement and all payments due thereunder shall be completed not later than February 28, 2023.  This Section 4.4(n) shall survive Closing through February 28, 2023.

4.5  Transaction and Transfer Taxes and Closing Costs.

(a)  Sellers and Purchaser shall complete, execute and file such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction and transfer taxes imposed by applicable federal, state or local Law.  In addition, the applicable real property transfer tax, deed stamps, conveyance tax, documentary stamp tax or similar tax or charge payable as a result of the conveyance of the applicable Property to Purchaser (“Transfer Tax”) shall be apportioned between Purchaser and the applicable Seller in accordance with the custom of the applicable state, county and city in which the applicable Property is located as more particularly set forth on Exhibit M hereto.  No portion of the Purchase Price shall be allocated, nor attributable, to any items of Personal Property.

(b)  Sellers shall pay the fees of any counsel representing Sellers in connection with this transaction and any other advisors employed by Seller in connection with the sale of the Properties.  Sellers shall also pay the following costs and expenses:  (i) one‑half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company; (ii) one-half (1/2) of the Diligence Material Costs, (iii) with respect to each Property, the portion, if any, allocated to Seller on Exhibit M of the premium charged by the Title Company for its standard Owner’s or Leasehold Policy of Title Insurance, as applicable, covering the applicable Real Property, in the amount of the Allocated Purchase Price for such Property (each, a “Title Policy” and collectively, the “Title Policies”); (iv) the fees of the Broker (as hereinafter defined); (v) with respect to each Property, the Transfer Taxes payable by Seller as more particularly set forth on Exhibit M, (vi) the Capital Reserve Payment and (vii) one‑half (1/2) of all costs and expenses paid or payable to any governmental entity associated with any required review or approval of the assignment of any Ground Lease or the Tax Incentive Agreement to Purchaser in accordance with the terms hereof, including, without limitation, all application and processing fees and any costs of the applicable Ground Lessor and/or governmental entity required to be paid in connection therewith (but, for the avoidance of doubt, not including any rent or other scheduled amounts payable under any such assigned Ground Lease or Tax Incentive Agreement, which shall be allocated as set forth in Article 4 above).

(c)  Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction and any other advisors employed by Purchaser in connection with the purchase of the Properties.  Purchaser shall also pay the following costs and expenses:  (i) one‑half (1/2) of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company; (ii) one-half (1/2) of the Diligence Material Costs; (iii) with respect to each Property, the portion, if any, allocated to Purchaser on Exhibit M of the premium charged by the Title Company for each Title Policy, and the cost of all endorsements to the Title Policies;  (iv) any sales, use or similar tax imposed on the transfer of any of the Personal Property; (v)  all costs and expenses incurred in connection with Purchaser’s due diligence including, without limitation, the cost of all tests, reports and inspections of the Properties, made and conducted by or for the benefit of Purchaser (collectively, the “Purchaser’s Reports”); (vi) with respect to each Property, the Transfer Taxes payable by Purchaser as more particularly set forth on Exhibit M; (vii) all search costs with respect to the Properties and updates related thereto not included in the basic policy premium; (viii) all charges or fees (other than Transfer Taxes) incurred with respect to the recording or filing of the Deeds or any other instruments contemplated herein to convey the Properties to Purchaser at Closing; and (ix) one half (1/2) of all costs and expenses paid or payable to any governmental entity associated with any required review or approval of the assignment of any Ground Lease or Tax Incentive Agreement to Purchaser in accordance with the terms hereof, including, without limitation, all application and processing fees and any costs of the applicable Ground Lessor and/or governmental entity required to be paid in connection therewith (but, for the avoidance of doubt, not including any rent or other scheduled amounts payable under any such assigned Ground Lease or Tax Incentive Agreement, which shall be allocated as set forth in Article 4 above).

(d)  All other Closing costs incurred with respect to any Property and not specifically allocated pursuant to Sections 4.5(a)-(c) above or other applicable terms of this Agreement shall be allocated in accordance with local custom for the sale of office assets in the metropolitan area in which such Property is located.

(e)  The provisions of this Section 4.5 shall survive the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1  Representations and Warranties of Sellers.  Each Seller hereby makes the following representations and warranties to Purchaser as of the Closing Date with respect to itself and the applicable Property owned by such Seller:

(a)  Organization.  Seller has been duly formed and organized and is validly existing and in good standing under the laws of the State of Delaware.

(b)  Authority to Enter/Noncontravention.  Seller has full right, authority, power and capacity to enter into this Agreement, and Seller has full right, authority, power and capacity to enter into each document to be executed and delivered by or on behalf of Seller at Closing pursuant to this Agreement, and to carry out the transactions contemplated hereby and thereby. This Agreement and the documents to be executed by Seller at Closing hereunder, upon execution and delivery thereof by Seller, will have been duly executed and delivered by Seller. This Agreement and the documents to be executed by Seller at Closing hereunder constitute the legal, valid and binding obligation of said Seller, each enforceable against said Seller in accordance with their respective terms, except as the same may be limited or affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, or by equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether applied in a proceeding at law or in equity).  The execution, delivery and performance of this Agreement and the documents to be executed by Seller at Closing hereunder do not violate any term, conditions or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness or any contract, lease or other instrument, to which Seller is a party or affecting the Property, or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made prior to Closing.

(c)  ERISA.  Seller is not (i) an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title 1 of ERISA, (ii) a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986 (the “Code”), or (iii) an entity whose assets are treated as “plan assets” under ERISA by reason of an employee benefit plan’s or plan’s investment in such entity.

(d)  Foreign Person.  Seller is not a “foreign person” as defined in Section 1445 of the Code and the regulations issued thereunder

(e)  Patriot Act.  Seller is not, and to Seller’s knowledge, no party holding a direct interest in Seller is, named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or another banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control.

(f)   OFAC.  Neither: (i) Seller, nor (ii) to Seller’s knowledge, any person or entity who owns a controlling interest in or otherwise controls Seller; nor (iii) to Seller’s knowledge, any person or entity for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, organization, or entity named on an OFAC List, nor is a prohibited country, territory, organization, or entity under any economic sanctions program administered or maintained by OFAC.  “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.  “OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including:  (i) Section 1(b), (c) or (d) of the Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC), and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

(g)  Bankruptcy.  Seller has not commenced a bankruptcy or insolvency proceeding and has not suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, no bankruptcy or insolvency proceeding or appointment of a receiver has been commenced against Seller, and, to Seller’s knowledge, no such bankruptcy or insolvency proceeding or appointment of a receiver has been threatened in writing against Seller.

(h)  Ground Leases.  Exhibit C attached hereto contains a list that is true, correct and complete of any lease or other agreement pursuant to which any Seller ground leases or otherwise leases any Land (or any portion thereof) from any other Person.  Seller has delivered or made available to Purchaser copies of all such Ground Leases which are true, correct and complete.   With respect to each Ground Lease, (i) such Ground Lease is in full force and effect, (ii) such Ground Lease has not been amended or otherwise modified except as evidenced by written instruments, copies of which have been delivered to Purchaser as required hereunder, (iii) Seller has not given or received any written notice of default under such Ground Lease that remains uncured.

(i)   Operating Agreements.  Schedule 5.1(i) attached hereto contains a list that is true, correct and complete in all material respects of the Operating Agreements to which Sellers are a party with respect to the Properties.  Seller has delivered or made available to Purchaser copies of all such Operating Agreements in Seller’s possession or control, which, to Seller’s knowledge, are true, correct and complete in all material respects, provided that, Seller represents that Seller has not intentionally altered or withheld any portion of the same.  Seller has not given or received any written notice of default under any Operating Agreement that remains uncured.

(j) Leases.  Schedule 5.1(j) attached hereto contains a list that is true, correct and complete in all material respects of the Leases to which each Seller is a party with respect to its respective Property.  Seller has delivered or made available to Purchaser on the Transaction Data Site copies of all such Leases which are true, correct and complete.   With respect to each Lease, (i) such Lease is in full force and effect, (ii) such Lease has not been amended except as evidenced by written instruments, copies of which have been delivered or made available to Purchaser on the Transaction Data Site, (iii) other than as set forth on Schedule 5.1(j), Seller has not given or received any written notice of default under such Lease that remains uncured, (iv) the Rent Roll sets forth the current amount of the security deposit (if any) held by Seller for each Lease, and (v) except for amounts for which Purchaser has received a credit at Closing as set forth in the Closing Statement, no tenant has made rent payments more than one (1) month in advance. The Rent Roll (and any prior versions of the rent rolls and accounts receivable reports for the Properties posted on the Transaction Data Site hosted by the Broker) was compiled from Seller’s Yardi property management software using the information that is used by Seller in connection with its operation of the Properties, and, to Seller’s knowledge, the Rent Roll is accurate in all material respects.

(k)  Employees.          Seller does not have any employees.  Except as set forth in the Operating Agreements or other materials posted on the Transaction Data Site, Seller has not received written notice that Seller or any of the Properties is bound by a collective bargaining agreement with any labor union.

(l)   Violations.  Except as set forth on Schedule 5.1(l) attached hereto or as set forth in the zoning reports made available to Purchaser as part of the Diligence Materials, Seller has not received written notice of any material violations of any applicable Laws relating to the Properties,  including of any zoning ordinance, land use law or building code with respect to any Property, which violation remains uncured, or any written notice from any governmental authority threatening the revocation of any Permit.

(m)  Litigation.  Except as set forth on Schedule 5.1(m) attached hereto, there is no litigation or legal action pending or, to Seller’s knowledge, threatened in writing against any Seller with respect to the Property, except for litigation or claims that have been tendered to and accepted by the applicable insurer and those certain proceedings related to real estate tax appeals listed on Schedule 4.4(j).

(n)  Leasing Agreements. Schedule 5.1(n) attached hereto contains a list that is true, correct and complete in all material respects of the Leasing Agreements to which Seller is a party that are in effect as of the Effective Date.   Seller has delivered or made available to Purchaser copies of all such Leasing Agreements which are true, correct and complete in all material respects.

(o)  Tax Incentive Agreements.  Schedule 5.1(o) attached hereto contains a list that is true, correct and complete of the Tax Incentive Agreements to which Seller is a party that are in effect as of the Effective Date. Seller has delivered or made available to Purchaser copies of all such Tax Incentive Agreements in Seller’s possession or control, which, to Seller’s knowledge, are true, correct and complete.  To Seller’s knowledge, each Tax Incentive Agreement is in full force and effect and there is no material default thereunder. Seller has not given or received any written notice of default under any Tax Incentive Agreement that remains uncured.

(p)  Tenant Audits. To Seller’s knowledge, Schedule 5.1(p) attached hereto contains a schedule of all audits with respect to Reimbursable Tenant Expenses that tenants under Leases have initiated by written notice to Seller and that remain pending as of the Effective Date.

(q)  Real Estate Tax Appeals. Schedule 4.4(j) attached hereto sets forth a true, correct and complete schedule of all pending real estate tax certiorari proceedings (administrative or judicial) initiated by Seller with respect to the Properties.

(r)   Hazardous Materials. To Seller’s knowledge, and except as may be disclosed in any report of environmental condition received by Purchaser prior to the Closing Date, Seller has received no notice of the existence of Hazardous Materials on, under or around any of the Properties in violation of Hazardous Materials Laws and Seller has received no notice from any governmental agency indicating that any remediation or mitigation of Hazardous Materials is required at any of the Properties.

(s)  No Condemnation.  Except as set forth on Schedule 5.1(m), attached hereto, there are no pending or, to Seller’s knowledge, threatened, condemnation, taking, or any other proceedings under eminent domain affecting any Property.

(t)   No Casualty.  To Seller’s knowledge, except as set forth on Schedule 5.1(t), since the execution of the Access Agreement on October 28, 2021, none of the Properties has suffered a material casualty by reason of fire, storm or other casualty which has not been fully restored.

(u)  Capital Expenditures.  Schedule 4.4(l) sets forth a true and complete accounting of all Seller Capital Work completed pursuant to Seller Capital Work Contracts (the “Completed Seller Capital Work”) and the amounts paid by Seller in connection therewith.

(v)  Purchase Options.  Except as set forth in the Title Commitments (including all exception documents described therein), the Leases or in the materials posted on the Transaction Data Site (i) Seller has not entered into a written agreement granting any third party rights of first offer, rights of first refusal or other options to purchase the Real Property (or any portion thereof), and, (ii) to Seller’s knowledge, no third party possesses any such rights with respect to the Real Property (or any portion thereof).

(w)  Assessments.   Except as set forth on Schedule 5.1(w), Seller has not received any written notice of a default by Seller under any recorded declaration, easement, covenant or similar agreement affecting the Property that remains uncured as of the date hereof.

(x)  Diligence Materials.  Seller has not intentionally withheld or intentionally altered material written information in its possession pertaining to the Properties so as to make the materials provided or made available to Purchaser by Seller in connection with the transaction contemplated under this Agreement false or misleading.

5.2  Knowledge Defined.  Any and all uses of the phrase, “to Seller’s knowledge” or other references to Seller’s knowledge in this Agreement, shall mean the actual, present, conscious knowledge of Scott Tausk, Executive Vice President and head of asset management (the “Seller Knowledge Individual”) as to a fact at the time given, but without any duty of investigation or inquiry except as provided below.  Seller represents to Purchaser that Scott Tausk is the individual to whom Seller’s internal asset managers report information pertaining to the Properties on an ongoing basis.  Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individual has not performed, and is not obligated to perform, any investigation or review of any files or other information in the possession of any Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of the Sellers set forth in this Agreement, except that, the Seller Knowledge Individual has consulted with Seller’s in house asset managers for the applicable Properties with respect to the truth and accuracy of the representations and warranties set forth in Sections 5.1(h)-(u) above.  Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of any other individual or entity, shall be imputed to the Seller Knowledge Individual.  Any and all uses of the phrase, “to Purchaser's knowledge” or other references to Purchaser's knowledge in this Agreement, shall mean the actual, present, conscious knowledge of Daniel Santiago, in his capacity as Vice President of an indirect investor (the "Purchaser Investor") in Purchaser (the “Purchaser Knowledge Individual”), as to a fact at the time given, but without any duty of investigation or inquiry, provided the Purchaser Knowledge Individual shall be deemed to have actual knowledge of (i) any written disclosure by Sellers in this Agreement (including disclosure in any disclosure schedule attached to this Agreement), and (b) any information disclosed in any final form of report, survey, study or test commissioned and obtained by Purchaser Investor prior to the Closing in connection with Purchaser Investor's due diligence review of the Properties.   In no event shall the Purchaser Knowledge Individual or the Seller Knowledge Individual have any personal liability whatsoever under or in connection with this Agreement (or any agreement delivered in connection herewith) or the transactions contemplated hereby.

5.3  Survival of Sellers’ Representations, Warranties and Other Obligations. The representations and warranties of Sellers set forth in Section 5.1 hereof shall survive Closing for a period of one hundred eighty (180) days (the “Survival Period”).  No claim for a breach of any representation or warranty, covenant or other agreement of any Seller under or pursuant to this Agreement including, without limitation, any other instrument delivered to Purchaser at Closing under or pursuant to this Agreement, shall be actionable or payable if the breach in question was actually known to Purchaser Knowledge Individual prior to the Closing.  Sellers shall have no liability to Purchaser for a breach of any representation or warranty, covenant or other agreement (or indemnity as a result thereof) under or pursuant to this Agreement, including without limitation, any other instrument delivered to Purchaser at Closing under or pursuant to this Agreement (a) unless the aggregate amount of any and all valid claims for all such breaches against any of the Sellers hereunder exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Floor”), in which event the full amount of such valid claims shall be actionable against the Sellers, but not to exceed the amount equal to one and one-half percent (1.5%) of the Purchase Price (the “Cap”), and (b) unless written notice containing a description of the specific nature of such breach and the amount claimed to be due from Sellers (a “Post-Closing Claim”) shall have been given by Purchaser to the Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against such Seller with respect to such Post-Closing Claim within sixty (60) days after the expiration of the Survival Period.  In no event shall any Seller be liable for any special, consequential or punitive damages.  By execution of the Joinder attached to this Agreement (“Joinder”), GRT VAO OP, LLC (“Guarantor”) agrees to be jointly and severally liable with Seller and responsible to Purchaser following Closing pursuant to the terms of the Joinder.

5.4  Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to Sellers:

(a)  Organization and Authority.  Purchaser has been duly organized and is validly existing under the laws of the State of Delaware.

(b)  Authority to Enter/Noncontravention.  Purchaser has full right, authority, power and capacity: (i) to enter into this Agreement and each closing document to be executed and delivered by or on behalf of Purchaser pursuant to this Agreement; and (ii) to carry out the transactions contemplated hereby and thereby.  This Agreement and the documents to be executed by Purchaser hereunder, upon execution and delivery thereof by Purchaser, will have been duly executed and delivered by Purchaser. This Agreement and the closing documents executed and delivered by or on behalf of Purchaser constitute the legal, valid and binding obligation of Purchaser, each enforceable against Purchaser in accordance with their respective terms, except as the same may be limited or affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor’s rights and remedies generally, or by equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether applied in a proceeding at law or in equity).  The execution, delivery and performance of this Agreement and the closing documents does not violate any judgment, order, injunction, decree, regulation, ruling of any court or governmental authority or any term, condition or provision of or constitute a default under any bond, note or other evidence of indebtedness or any contract, lease or other instrument, to which Purchaser is a party or requires Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that will not be obtained or made prior to the Closing.

(c)  ERISA.  Purchaser is not (i) an “employee benefit plan” (within the meaning of ERISA) that is subject to the provisions of Title 1 of ERISA, (ii) a “plan” that is subject to the prohibited transaction provisions of the Code or (iii) an entity whose assets are treated as “plan assets” under ERISA by reason of an employee benefit plan’s or plan’s investment in such entity.

(d)  Patriot Act.  Purchaser is not, and to Purchaser’s knowledge, no party holding a direct interest in Purchaser is, named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or another banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control.

(e)  OFAC.  Neither: (i) Purchaser nor (ii) to Purchaser’s knowledge, any person or entity who owns a controlling interest in or otherwise controls Purchaser; nor (iii) to Purchaser’s knowledge, any person or entity for whom Purchaser is acting as agent or nominee in connection with this investment, is a country, territory, organization, or entity named on an OFAC List, nor is a prohibited country, territory, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(f)  Bankruptcy.  Neither Purchaser nor its general partner, nor to Purchaser’s knowledge, any of its limited partners has commenced a bankruptcy or insolvency proceeding or suffered the appointment of a receiver to take possession of all or substantially all of its assets, no bankruptcy or insolvency proceeding or appointment of a receiver has been commenced against Purchaser or any of its members, and, to Purchaser’s knowledge, no such bankruptcy or insolvency proceeding or appointment of a receiver has been threatened in writing against Purchaser or any of its general or limited partners.

5.5  Survival of Purchaser’s Representations and Warranties.  The representations and warranties of Purchaser set forth in Section 5.4 hereof shall survive Closing for the Survival Period.

ARTICLE VI

BROKERAGE AND INDEMNIFICATION

6.1  Brokerage Commissions.  Sellers represent to Purchaser that Sellers have not retained any broker in connection with the transaction contemplated by this Agreement, except for Eastdil (“Broker”) whose fees will be paid by Sellers pursuant to a separate agreement between Sellers and Broker. Purchaser represents to Sellers that no broker or finder has been engaged by it in connection with any of the transactions contemplated by this Agreement and that, except for the Broker identified above, Purchaser has not dealt with any brokers or other persons who may be entitled to a commission or fee from Seller in connection with the transactions contemplated by this Agreement.  Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or other fees related to the sale of the Properties by Sellers to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith.  The provisions of this Section shall survive Closing.

ARTICLE VII

DISCLAIMERS AND WAIVERS

7.1  No Reliance on Documents.  Except for the express representations and warranties of Seller set forth in  Section 5.1 and in any Deed executed and delivered by a Seller at Closing,  Sellers make no representation or warranty as to the truth, accuracy or completeness of the Property materials, data or information delivered by Sellers or their agents or any other party to Purchaser in connection with the transaction contemplated hereby (collectively, the “Transaction Information”).  Purchaser acknowledges and agrees that all Transaction Information is provided to Purchaser as a convenience only and that any reliance on or use of such Transaction Information by Purchaser shall be at the sole risk of Purchaser.  Neither Sellers, nor any of the Sellers’ Affiliates, nor any person or entity which prepared any of the Transaction Information delivered to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such Transaction Information.

7.2  AS IS SALE; DISCLAIMERS.  EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 5.1 HEREOF AND AS EXPRESSLY SET FORTH IN ANY DEED EXECUTED AND DELIVERED BY A SELLER AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLERS SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 5.1 AND IN ANY DEED EXECUTED AND DELIVERED BY A SELLER AT CLOSING, AND PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND NO SELLER IS LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO MADE OR FURNISHED BY SELLERS, THE MANAGER OF THE PROPERTIES, OR ANY PARTY REPRESENTING OR PURPORTING TO REPRESENT ANY SELLER INCLUDING, WITHOUT LIMITATION THE TRANSACTION INFORMATION, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.  PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTIES ARE BEING SOLD “AS IS.”

PURCHASER REPRESENTS  TO SELLERS THAT PURCHASER HAS CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROPERTIES, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF ANY SELLER OR ITS AGENTS  OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED 5.1 AND IN IN ANY DEED EXECUTED AND DELIVERED BY A SELLER AT CLOSING.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS  AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS AND, OTHER THAN WITH RESPECT TO THE REPRESENTATIONS  AND WARRANTIES OF SELLER CONTAINED IN SECTION 5.1 AND IN ANY DEED EXECUTED AND DELIVERED BY A SELLER AT CLOSING, PURCHASER, UPON CLOSING, DOES HEREBY WAIVE, RELINQUISH AND RELEASE SELLERS AND SELLERS’ AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, BUT NOT LIMITED TO, CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS  AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS (AND SELLERS’ AFFILIATES) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS  OR PHYSICAL CONDITIONS, ENVIRONMENTAL CONDITIONS (INCLUDING PRESENCE OR RELEASE OF HAZARDOUS OR TOXIC SUBSTANCES ON OR ABOUT THE PROPERTIES), VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES. THE FOREGOING NOTWITHSTANDING, PURCHASER DOES NOT WAIVE ITS RIGHTS, IF ANY, TO RECOVER FROM, AND DOES NOT RELEASE SELLER FOR, (A) FRAUD, (B) ANY BREACH OF SELLER’S REPRESENTATIONS OR WARRANTIES OR COVENANTS SET FORTH IN THIS AGREEMENT OR IN ANY DEED EXECUTED AND DELIVERED BY A SELLER AT CLOSING (SUBJECT TO THE SURVIVAL PERIOD AND APPLICABLE LIMITATIONS ON LIABILITY SET FORTH HEREIN); OR (C) ANY BREACH OF SELLER’S OBLIGATIONS SET FORTH IN THIS AGREEMENT WHICH EXPRESSLY SURVIVE CLOSING (SUBJECT TO THE SURVIVAL PERIOD AND APPLICABLE LIMITATIONS ON LIABILITY SET FORTH HEREIN).

7.3  Survival of Disclaimers.  The provisions of this Article VII shall survive Closing.

ARTICLE VIII

MISCELLANEOUS

8.1       CB&I Casualty Damage.    Schedule 5.1(t) hereto describes certain casualty damage that occurred to the Property identified as R001 on Exhibit A-1 prior to Closing (the “CB&I Casualty Damage”).  At Closing, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any insurance claims and proceeds Seller has with respect to the CB&I Casualty Damage, and Seller shall provide Purchaser a credit to the Purchase Price in the amount of the deductible under the applicable insurance policy.  Seller will reasonably cooperate with Purchaser in connection with the filing and settlement of any such insurance claims.  Following Closing, Purchaser shall use commercially reasonable efforts to recover the Roof Repair Costs (hereafter defined) from available third-party sources, including such insurance claims assigned by Seller, any insurance policies maintained by the applicable tenant and any roof warranty assigned to Purchaser in accordance with the terms hereof.  If after exhausting such third-party sources, Purchaser is unable to obtain payment and/or reimbursement for the Roof Repair Costs, Seller shall be responsible for paying the balance of the Roof Repair Costs in excess of the aggregate insurance proceeds and other funds received by Purchaser in furtherance thereof and the credit for the insurance deductible received by Purchaser at Closing.  Purchaser will keep Seller reasonably informed as to the status of all applicable insurance claims relating to the CB&I Casualty Damage and the repairs thereof.  As used herein, “Roof Repair Costs” means the reasonable, out-of-pocket costs to replace the roof of the building affected by the CB&I Casualty Damage with a similar roof as existed prior to the occurrence of such damage, with a 15 year manufacturer’s warranty and wind protection up to 55 mph, including replacement of all tapered insulation (the “Roof Repair Work”).  Purchaser shall obtain at least two (2) competitive bids for performance of such Roof Repair Work from roofing contractors reasonably selected by Purchaser (subject to compliance with any conditions imposed by the applicable insurer as to the bid process or contractor performing the Roof Repair Work; provided the same do not increase Roof Repair Costs required to be paid by Seller hereunder more than a de minimis amount).   Provided both such bids meet the minimum criteria for the Roof Repair Work described above, Purchaser shall select the lowest of such bids to perform the Roof Repair Work, or, alternatively, if Purchaser elects to proceed with the greater of the two bids, Seller’s liability for payment of the Roof Repair Costs shall be capped at an amount equal to the lower of the two bid amounts.  This Section 8.1 shall survive Closing.

8.2   Public Disclosure.  From and after the Closing, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the parties shall issue any such press release or make any such public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Seller and Purchaser (and their respective Affiliates) may, without obtaining the other party’s prior written consent, make any filing or disclosure with respect to this Agreement or any of the transactions contemplated by this Agreement (i) as Seller or Purchaser, as applicable, reasonably determines may be required by Law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder) or the rules of any national stock exchange applicable to such party, or otherwise determines that such filing  or disclosure is appropriate or advisable in light of such party’s status as a public reporting company, in which case such party shall endeavor, on a basis reasonable under the circumstances, to consult with the other party before making such filing or disclosure with respect to this Agreement or any of the transactions contemplated by this Agreement (and if such prior consultation is not reasonable under the circumstances, to promptly inform the other party of such filing or disclosure) or (ii) as are not inconsistent with the previous press releases, public statements or public disclosures made by Seller or Purchaser (or their Affiliates) in compliance with this Section 8.2 (provided the direct and/or indirect investors in Purchaser (and/or their respective affiliates) are not named or identified (except for any affiliate of Seller).  The provisions of this Section 8.2 shall survive Closing.

8.3   Assignment.  Subject to the provisions of this Section 8.3, the terms and provisions of this Agreement are to apply to and bind the successors and permitted assigns of the parties hereto.  Purchaser may not assign this Agreement or any of its rights hereunder without first obtaining Sellers’ prior written approval, which Sellers may grant or withhold in their sole discretion.  The provisions of this Section 8.3 shall survive the Closing.

8.4   Notices.  Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) email transmission, in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith.  Any notice shall be deemed to have been given (w) upon receipt or refusal to accept delivery if made by personal delivery, (x) one (1) business day after deposit with the delivery service if made by reputable overnight delivery service, (y) three (3) days after posting if made United States Mail, postage prepaid, registered or certified mail, return receipt requested, and (z) in the case of email transmission, as of the date of the transmission provided that such transmission is received by the intended addressee prior to 5:00 p.m. Chicago, Illinois time on a business day (and any transmission that is not received prior to 5:00 p.m., Chicago, Illinois time on a business day shall be deemed received on the next business day).  Notices given by Sellers’ or Purchaser’s attorneys identified below shall be deemed to have been given by a Seller or Purchaser, as the case may be.  Unless changed in accordance with this Section 8.4, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o Griffin Realty Trust, Inc. 1520 E. Grand Avenue El Segundo, California 90245 Attention: Javier Bitar Email: jbitar@grtreit.com

with a copy to:	c/o Griffin Realty Trust, Inc. 150 N Riverside Plaza, Suite 1950 Chicago, Illinois 60606 Attention: Nina Momtazee Sitzer Email: nsitzer@grtreit.com
with a copy to:	DLA Piper LLP (US) 444 W. Lake Street, Suite 900 Chicago, Illinois 60606-0089 Attn: Peter Ross and Bradley Levy Email: peter.ross@dlapiper.com bradley.levy@dlapiper.com
If to Purchaser:	Workspace Property Trust, L.P. 777 Yamato Road, Suite 105 Boca Raton, FL 33431 Attention: Thomas A. Rizk, Chief Executive Officer Email:tom@rizkventures.com
with a copy to:	Workspace Property Trust, L.P. 700 Dresher Road, Suite 150 Horsham, PA 19044 Attention: Roger W. Thomas, President and Chief Operating Officer Email:rthomas@workspaceproperty.com
with a copy to:	McCausland Keen + Buckman 80 W. Lancaster Avenue, Fourth Floor Devon, PA 19333 Attention: Stephan K. Pahides Email: spahides@mkbattorneys.com
with a copy to:	Seyfarth Shaw LLP 620 Eighth Avenue New York, New York 10018 Attention: John P. Napoli Email: jnapoli@seyfarth.com

8.5   Modifications.  This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

8.6   Entire Agreement.  This Agreement, including the exhibits and schedules hereto (all of which are incorporated in this Agreement), together with the Access Agreement and that certain Nondisclosure Agreement, dated as of July 28, 2021 between Workspace Property Trust, L.P. and Griffin Realty Trust, Inc., which is incorporated herein by reference, contain the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

8.7   Further Assurances and Cooperation.

(a)    Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement in accordance with the terms hereof so long as the same imposes no additional expense, obligation or liability on such party. The provisions of this Section 8.7(a) shall survive Closing.

(b)    Upon request and reasonable notice from Purchaser, for a period of eighteen (18) months after Closing Seller shall reasonably cooperate with Purchaser, at Purchaser’s sole cost and expense, in Purchaser’s efforts to prepare audited financial statements and/or any other financial statements prepared by or on behalf of, Purchaser or its parent, in each case relating to the three (3) year period prior to Closing; provided that (a) such activities do not unreasonably interfere with the conduct of the business of Seller or its Affiliates and (b) Seller shall not be required to execute an audit letter or any other instrument that could impose liability upon Seller.    The provisions of this Section 8.7(b) shall survive Closing for a period of eighteen (18) months after Closing.

(c)    If requested by Purchaser with respect to the Property identified as R016 on Exhibit A-1 attached hereto, Seller shall reasonably cooperate with Purchaser, at Purchaser’s sole cost and expense, to cause the applicable Seller’s National Flood Insurance Program policy with respect to such Property to be assigned to Purchaser.

8.8   Counterparts.  This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

8.9   Electronic Signatures.  In order to expedite the transaction contemplated herein, telecopied, facsimile, or .pdf (exchanged via e-mail) signatures may be used in place of original signatures on this Agreement.  Sellers and Purchaser intend to be bound by the signatures on the telecopied, facsimile or pdf document, are aware that the other party will rely on the telecopied, facsimile or .pdf signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

8.10  Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

8.11   Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflicts of laws principles, unless such dispute relates to real property, then the laws and jurisdiction of the location of such real property shall govern. To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive and release any claim that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed with the laws of the State of Illinois. Purchaser and Sellers agree that the provisions of this Section 8.11 shall survive the Closing.

8.12   No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Sellers and Purchaser only and are not for the benefit of any third party.  Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

8.13   Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

8.14   Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments  hereto.

8.15   Recordation.  This Agreement may not be recorded by any party hereto without the prior written consent of the other parties hereto.  The provisions of this Section 8.15 shall survive the Closing.

8.16   Attorneys’ Fees and Costs.  In the event suit or action is instituted to interpret or enforce the terms of this Agreement, or in connection with any arbitration or mediation of any dispute, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as such party’s costs  and attorney’s fees, including such costs and fees as are incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review.  Each party shall also have the right to recover its  reasonable costs  and attorneys’ fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days following written demand therefor.  The terms of this Section 8.16 shall survive the Closing.

8.17   Limitation of Liability.  Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, partner, principal, parent, subsidiary or Affiliate of any Seller or any officer, director, employee, trustee, shareholder, member, partner or principal of any such parent, subsidiary or other affiliate (collectively, the applicable “Seller’s Affiliates” and collectively, the “Sellers’ Affiliates”), arising out of or in connection with this Agreement except with respect to Guarantor pursuant to the Joinder executed by Guarantor and affixed to this Agreement  (subject to all applicable limitations set forth therein).  Purchaser agrees to look solely to the Sellers and their assets (and Guarantor pursuant to the Joinder (subject to all applicable limitations set forth therein)) for the satisfaction of any liability or obligation arising under this Agreement, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement except with respect to Guarantor pursuant to the Joinder (subject to all applicable limitations set forth therein).  Without limiting the generality of the foregoing provisions of this Section 8.17, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against all of Sellers’ Affiliates, and hereby unconditionally and irrevocably releases and discharges Sellers’ Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Sellers’ Affiliates, in connection with or arising out of this Agreement, in each case, except with respect to Guarantor pursuant to the Joinder (subject to all applicable limitations set forth therein).  The provisions of this Section 8.17 shall survive the Closing.

8.18   Saturdays, Sundays, Holidays.  If, under the terms of this Agreement and the calculation of the time periods provided for herein any date to be determined under this Agreement should fall on a Saturday, a Sunday, a legal holiday or other date on which national banks located in the states of Illinois, New York or California are permitted to close for business, then such date shall be extended to fall on the next business day.

8.19   Submission to Jurisdiction. To the maximum extent permitted by applicable law Purchaser and each Seller irrevocably submits to the jurisdiction of (a) the Circuit Court of the State of Illinois, Cook County or the State of New York, New York County and (b) the United States District Court for the Northern District of Illinois, Eastern Division or the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Purchaser and each Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Purchaser and each Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Circuit Court of the State of Illinois, Cook County and (b) the United States District Court for the Northern District of Illinois, Eastern Division, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.20  Joint and Several Liability. Each Seller who is a party as a Seller to this Agreement shall be jointly and severally liable for all of the obligations and liabilities of Seller (and each other Seller) under this Agreement.   Each Purchaser who is a party as a Purchaser to this Agreement shall be jointly and severally liable for all of the obligations and liabilities of Purchaser (and each other Purchaser) under this Agreement.

8.21  State Law Provisions.  The applicable local law provisions set forth on Exhibit L attached hereto for the State in which each Property is located shall be applicable to each applicable Property and the corresponding Seller and Purchaser hereunder, and such terms are incorporated herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

PLAINFIELD PARTNERS, LLC,
THE GC NET LEASE (RENTON) INVESTORS, LLC,
THE GC NET LEASE (PHOENIX DEER VALLEY) INVESTORS, LLC,
THE GC NET LEASE (ATLANTA WINDY RIDGE) INVESTORS, LLC,
THE GC NET LEASE (ATLANTA WILDWOOD II) INVESTORS, LLC,
THE GC NET LEASE (ATLANTA WILDWOOD I) INVESTORS, LLC,
THE GC NET LEASE (MASON SIMPSON) INVESTORS, LLC,
THE GC NET LEASE (MASON DUKE) INVESTORS, LLC,
THE GC NET LEASE (WESTERVILLE) INVESTORS, LLC,
THE GC NET LEASE (DUBLIN) INVESTORS, LLC,
THE GC NET LEASE (ARLINGTON CENTREWAY) INVESTORS, LLC,
THE GC NET LEASE (IRVING) INVESTORS, LLC,
THE GC NET LEASE (MILWAUKEE) INVESTORS, LLC,
THE GC NET LEASE (WAYNE) INVESTORS, LLC,
THE GC NET LEASE (MARYLAND HEIGHTS) INVESTORS, LLC,
THE GC NET LEASE (LYNNWOOD II) INVESTORS, LLC,
THE GC NET LEASE (LYNNWOOD III) INVESTORS, LLC,
THE GC NET LEASE (LYNNWOOD I) INVESTORS, LLC,
THE GC NET LEASE (OLATHE) INVESTORS, LLC,
THE GC NET LEASE (PHOENIX NORTHGATE) INVESTORS, LLC,
THE GC NET LEASE (OAK BROOK) INVESTORS, LLC,
THE GC NET LEASE (MARYLAND HEIGHTS LACKLAND) INVESTORS, LLC,
THE GC NET LEASE (SAN CARLOS) INVESTORS, LLC,
THE GC NET LEASE (EARTH CITY) INVESTORS, LLC,
THE GC NET LEASE (MASON I) INVESTORS, LLC,
THE GC NET LEASE (FRISCO PARKWOOD) INVESTORS, LLC,
THE GC NET LEASE (HERITAGE IV) INVESTORS, LLC,
GRIFFIN (TUCSON) ESSENTIAL ASSET REIT II, LLC,
GRIFFIN (HILLSBORO) ESSENTIAL ASSET REIT II, LLC,
each a Delaware limited liability company

By:	GRT OP, L.P., a Delaware limited partnership, its sole member

	By:	Griffin Realty Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

THE GC NET LEASE (CHARLOTTE – NORTH FALLS) INVESTORS, L.P., a Delaware limited partnership

By:	The GC Net Lease (Charlotte-North Falls) GP, LLC, a Delaware limited liability company, its general partner

	By:	GRT OP, L.P., a Delaware limited partnership, its sole member

		By:	Griffin Realty Trust, Inc., a Maryland corporation, its general partner

			By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

THE GC NET LEASE (CHARLOTTE RESEARCH) INVESTORS, L.P., a Delaware limited partnership

By:	The GC Net Lease (Charlotte Research) GP, LLC, a Delaware limited liability company, its general partner

	By:	GRT OP, L.P., a Delaware limited partnership, its sole member

		By:	Griffin Realty Trust, Inc., a Maryland corporation, its general partner

			By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

THE GC NET LEASE (COLUMBUS) INVESTORS, LLC,
THE GC NET LEASE (MIRAMAR) INVESTORS, LLC,
THE GC NET LEASE (FRISCO) INVESTORS, LLC,
THE GC NET LEASE (HOUSTON WESTWAY II) INVESTORS, LLC,
THE GC NET LEASE (ATLANTA PERIMETER) INVESTORS, LLC,
THE GC NET LEASE (DEERFIELD) INVESTORS, LLC,
each a Delaware limited liability company

By:	SOR Operating Partnership, LLC, a Delaware limited liability company, its sole member

	By:	GRT OP, L.P., a Delaware limited partnership, its sole member

		By:	Griffin Realty Trust, Inc., a Maryland corporation, its general partner

			By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

VEREIT OFC HOUSTON TX, LLC, COLE OFC LAKE JACKSON TX, LLC, each a Delaware limited liability company

By:	Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, its sole member

	By:	GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company, its General Partner

		By:	GRT OP, L.P., a Delaware limited partnership, its sole member

			By:	Griffin Realty Trust, Inc., a Maryland corporation, its General Partner

				By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

COLE OFC SAN JOSE (RIDDER PARK) CA, LP, a Delaware limited partnership

By:	Cole GP OFC San Jose (Ridder Park) CA, LLC, a Delaware limited liability company, its General Partner

	By:	Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, its sole member

		By:	GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company, its General Partner

			By:	GRT OP, L.P., a Delaware limited partnership, its sole member

				By:	Griffin Realty Trust, Inc., a Maryland corporation, its General Partner

					By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

ARCP OFC SAN JOSE (ORCHARD) CA, LP, a Delaware limited partnership

By:	ARCP GP OFC San Jose (Orchard) CA, LLC, a Delaware limited liability company, its General Partner

	By:	Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, its sole member

		By:	GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company, its General Partner

			By:	GRT OP, L.P., a Delaware limited partnership, its sole member

				By:	Griffin Realty Trust, Inc., a Maryland corporation, its General Partner

					By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

COLE OFC WALNUT CREEK CA, LP, a Delaware limited partnership

By:	Cole GP OFC Walnut Creek CA, LLC, a Delaware limited liability company, its General Partner

	By:	Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, its sole member

		By:	GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company, its General Partner

			By:	GRT OP, L.P., a Delaware limited partnership, its sole member

				By:	Griffin Realty Trust, Inc., a Maryland corporation, its General Partner

					By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

THE GC NET LEASE (CHARLOTTE DAVID TAYLOR) INVESTORS, L.P., a Delaware limited partnership

By:	The GC Net Lease (Charlotte David Taylor) GP, LLC, a Delaware limited liability company, its General Partner

	By:	Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership, its sole member

		By:	GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company, its General Partner

			By:	GRT OP, L.P., a Delaware limited partnership, its sole member

				By:	Griffin Realty Trust, Inc., a Maryland corporation, its General Partner

					By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PURCHASER:

WSPT GLX SOUTHWEST LP, a Delaware limited partnership

By:	WSPT GLX Southwest GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

WSPT PERIMETER GA LP, a Delaware limited partnership

By:	WSPT Perimeter GA GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

GALAXY PROPERTIES I LP, a Delaware limited partnership

By:	Galaxy Properties GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

GALAXY IL WI LP, a Delaware limited partnership

By:	Galaxy IL WI GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

GALAXY OH LP, a Delaware limited partnership

By:	Galaxy OH GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer r

GALAXY KC LP, a Delaware limited partnership

By:	Galaxy KC GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

GALAXY OR LP, a Delaware limited partnership

By:	Galaxy OR GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

GALAXY WA LP, a Delaware limited partnership

By:	Galaxy WA GP LLC a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer
/s/ Christopher Allen

GALAXY MO LP, a Delaware limited partnership

By:	Galaxy MO GP LLC, a Delaware limited liability company, its general partner

	By:	/s/ Christopher Allen
Name: Christopher Allen
Title: Chief Financial Officer

JOINDER

TO

PURCHASE AND SALE AGREEMENT DATED AS OF AUGUST 26, 2022, BY AND BETWEEN EACH OF THE ENTITIES LISTED IN THE COLUMN ENTITLED “SELLER” ON EXHIBIT A-1 ATTACHED HERETO, COLLECTIVELY, AS SELLER AND EACH OF THE ENTITIES LISTED IN THE COLUMN ENTITLED “PURCHASER” ON EXHIBIT A-2 ATTACHED HERETO, COLLECTIVELY, AS PURCHASER (THE “AGREEMENT”).

Capitalized terms used in this Joinder which are not defined herein shall have the meanings ascribed to them in the Agreement.

Guarantor hereby guarantees to Purchaser, without the need for any other instrument or documentation, the prompt payment of all of Seller’s liabilities under the Agreement arising from and after the Closing Date until the expiration of the Survival Period resulting from (i) a breach by Seller of any representation and warranty of Seller set forth in the Agreement, and/or (ii) a breach by Seller of any of its indemnification agreements set forth in the Agreement, provided that Guarantor’s liability hereunder is subject to all applicable conditions and limitations set forth in the Agreement, including, without limitation, the Floor, the Survival Period, the Cap and other terms of Section 5.2 and Section 5.3 of the Agreement, in the same manner as Seller’s liability under the Agreement.

Guarantor agrees that if it sells its interest in NVO Promote LLC, or causes NVO Promote LLC to sell its interest in Galaxy REIT LLC, (a “GRT VAO Sale”) prior to the expiration of the Survival Period, it shall deposit with Escrow Agent concurrently with the closing of such GRT VAO Sale an amount equal to 1.5% of the Purchase Price less any amounts previously paid by Seller or Guarantor to satisfy any Post-Closing Claim under this Agreement (the “Escrow Deposit”).

If Guarantor effectuates a GRT VAO Sale following expiration of the Survival Period, but if Purchaser has timely made a Post-Closing Claim prior to the expiration of the Survival Period that remains outstanding and unresolved at the time of such GRT VAO Sale, Guarantor shall instead deposit with Escrow Agent concurrently with the closing of such GRT VAO Sale an Escrow Deposit in the amount set forth in Purchaser’s applicable Post-Closing Claim that then remains unpaid.

The Escrow Deposit shall be held and disbursed by Escrow Agent pursuant a customary holdback escrow agreement in form reasonably acceptable to Seller, Purchaser and Guarantor to be executed concurrently with the making of such deposit to Escrow Agent.  Such escrow agreement shall provide that (i) the Escrow Deposit will be automatically released to Guarantor promptly following expiration of the Survival Period if no Post-Closing Claim has been made that then remains outstanding, or (ii) if a Post-Closing Claim has been timely delivered by Purchaser prior to expiration of the Survival Period, any disputed amount set forth in such Post-Closing Claim shall remain in escrow with Escrow Agent to be disbursed in accordance with a final settlement of the disputed Post-Closing Claim, and the remainder of the Escrow Deposit shall be released to Guarantor after payment to Purchaser of funds, if any, required to satisfy any Post-Closing Claim made prior to expiration of the Survival Period that is not disputed by Seller and then remains outstanding and unpaid.

[SIGNATURE TO JOINDER ON FOLLOWING PAGE]

ACKNOWLEDGED AND AGREED:

GRT VAO OP, LLC, a Delaware limited liability company

By:	GRIFFIN REALTY TRUST, INC., a Maryland corporation, its sole member

	By:	/s/ Javier F. Bitar
Name: Javier F. Bitar
Title: Chief Financial Officer and Treasurer

LIST OF EXHIBITS AND SCHEDULES

Exhibits
Exhibit A-1	-	List of Sellers and Land
Exhibit A-2	-	List of Purchasers
Exhibit B	-	Legal Descriptions
Exhibit C	-	List of Ground Lease Documents
Exhibit D	-	Purchase Price Allocation
Exhibit E	-	Forms of Deed
Exhibit F-1	-	Form of Assignment of Ground Lease (AZ)
Exhibit F-2	-	Form of Bond Assignment Documents (GA)
Exhibit G	-	Form of Bill of Sale and Assignment
Exhibit H	-	Form of Tenant Notice Letter
Exhibit I	-	Form of FIRPTA
Exhibit J	-	Form of ALTA Statement
Exhibit K	-	Form of Assignment and Assumption of Tax Incentive Agreement
Exhibit L	-	State Law Provisions
Exhibit M	-	Transaction Cost Allocations by State
Exhibit N	-	Form of Vendor Notice
Exhibit O-1	-	Form of Assignment of Sub-Management Agreement
Exhibit O-2	-	Form of Assignment, Assumption and Amendment of Sub-Management Agreement

Schedules
Schedule 1.1(aa)	-	Tail Commission Identified Tenants
Schedule 3.1	-	Diligence Material Costs
Schedule 4.2	-	Assigned Sub-Management Agreements
Schedule 4.4(c)	-	Free Rent
Schedule 4.4(h)	-	Leasing Costs
Schedule 4.4(j)	-	Pending Real Estate Tax Appeals
Schedule 4.4(k)	-	Service Payments
Schedule 4.4(l)	-	Seller Capital Work Contracts
Schedule 4.4(m)	-	Warranties
Schedule 5.1(i)	-	Operating Agreements
Schedule 5.1(j)	-	Leases
Schedule 5.1(l)	-	Violations
Schedule 5.1(m)	-	Litigation
Schedule 5.1(n)	-	Leasing Agreements
Schedule 5.1(o)	-	Tax Incentive Agreements
Schedule 5.1(p)	-	Pending Tenant Audits
Schedule 5.1(t)	-	Casualty
Schedule 5.1(w)	-	REA Matters